Exhibit 99.1

Cuentas and Benelisha Group Inc. Sign a 3 year Marketing and Promotion Agreement With milestones up to 50,000 new accounts.

MIAMI, FL / ACCESSWIRE / August 4, 2021 / Cuentas, Inc. (Nasdaq: CUEN & CUENW) ("Cuentas"), a leading FinTech provider of mobile banking, digital wallet and payment solutions focused on Hispanic and Latino communities signed a Marketing and Promotion Agreement with Benelisha Group Inc., ("Benelisha") a financial service provider throughout the State of California.

Cuentas and Benelisha are hosting a celebration of their new relationship by sponsoring a networking event August 4th at Monaco Encino for professionals that attended the Wall Street Conference on Aug 3 & 4, 2021 in Beverly Hills. Additionally, Benelisha Group will be hosting their distributors and partners in the same celebratory event.

The 3 year Agreement will start with a ramp up period and goal of 15,000 new Cuentas General Purpose Reload (GPR) accounts after 1 year, with further extensions and Most Favored Nation (MFN) status up to 3 years if they reach 50,000 new accounts. The MFN terms will continue for perpetuity as long as Benelisha continues to add 50,000 new accounts each year going forward after the third year.

"The Cuentas Mobile App and services that have been designed for the Latino communities, will allow Cuentas, together with Benelisha, to open California, the largest latino immigrant market in the US." said Arik Maimon, Cuentas Founder and Interim CEO. "This is a tremendous milestone achievement following our execution plan", added Maimon.

"We have a very strong marketing team to do all the promotions, press releases and outreach programs. Being that we are already a multicultural organization, we are at the best position to move this forward. The industries that we are currently involved in, represent a majority of the workforce in California," said Yosef and Oren Benelisha, founders and officers of the Benelisha Group.

"Presenting yesterday at the Wall Street Conference in Beverly Hills and signing this agreement and sponsored networking event with Benelisha should be extremely beneficial to promote our Disruptive Mobile Banking FinTech Solutions and Promotional Agreement,” said Michael De Prado, Founder and Executive Vice Chairman of Cuentas.

The deal between the two groups was introduced by Mr. Itzik Akoka of I-Akoka consulting agency.

ABOUT CUENTAS

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is a Fintech company utilizing technical innovation together with existing and emerging technologies to deliver accessible, efficient and reliable mobile, new-era and traditional financial services to consumers. Cuentas is proactively applying technology and compliance requirements to improve the availability, delivery, reliability and utilization of financial services especially to the unbanked, underbanked and underserved segments of today's society. Its products are supported by its core methods, procedures, contracts and intellectual property. For more information, visit https://cuentas.com.

ABOUT BENELISHA GROUP INC.

Benelisha Group Inc. is based in Encino, CA and is spearheaded by Yosef and Oren, who have best represented the most underprivileged hardworking men and women in the fields of Construction, Retail, Hospitality, Real Estate and Management. They have enriched their lives by creating opportunities to grow personally and professionally.

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements", as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as "estimate", "anticipate", "believe", "plan" or "expect" or similar statements are forward-looking statements. Forward-looking statements contained in this news release include statements relating to other publicly available information regarding Cuentas.

Contact:

Cuentas:

info@cuentas.com

800-611-3622

Benelisha Group Inc.:
Yosef@benelishagroup.com